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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                       OCTOBER 8, 2004 (OCTOBER 4, 2004)

                    BEHRINGER HARVARD SHORT-TERM OPPORTUNITY
                                    FUND I LP
             (Exact Name of Registrant as Specified in Its Charter)


             TEXAS                       333-100125               71-0897614
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)


                 15601 DALLAS PARKWAY, SUITE 600, ADDISON, TEXAS
                                      75001
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (866) 655-1620
              (Registrant's telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        On October 4, 2004 (the "Date of Acquisition"), Behringer Harvard Short-Term Opportunity Fund I LP (the "Registrant"), acquired a 90% interest in the ownership of a two-story office building containing approximately 105,030 rentable square feet, located on approximately 12.3 acres of land in Plano, Texas, a suburb of Dallas, Texas (the "Coit Property") through its direct and indirect partnership interests in Behringer Harvard 1221 Coit LP (the "Coit Partnership"). The property is 100% leased to CompUSA for use as a customer service call center. The contract purchase price of the Coit Property was $10,700,000, exclusive of closing costs. The Registrant acquired its 90% interest in the Coit Partnership with $4,500,000 of equity from proceeds of the Registrant's public offering of its partnership units. The Coit Property was acquired by the Coit Partnership with proceeds under a loan agreement with Washington Mutual Bank, F.A. (the "Coit Lender") of $6,000,000 (the "Coit Loan") which Loan is further evidenced by a promissory note from the Coit Partnership to the Coit Lender in the amount of $6,000,000 (the "Coit Note"). The Coit Note provides the ability for the Coit Partnership to elect as the interest rate per annum under the Coit Note (i) a fixed rate for the initial disbursement, (ii) to convert prime rate advances to a fixed rate portion; or (iii) to convert a matured fixed rate portion into a new fixed rate portion. A fixed rate has been obtained at 3.34% through April 2005. The entire principal balance of the Coit Loan is due and payable in full on October 4, 2007. However, an option is available to the Coit Partnership to extend the maturity date for two successive periods of twelve months each, if certain conditions are met. The Coit Property is subject to a deed of trust to secure payment of the Coit Loan.

        The Coit Property is held by the Coit Partnership in which Behringer Harvard 1221 Coit GP, LLC, a wholly-owned subsidiary of the Registrant (the "Coit Subsidiary"), is the general partner. The Registrant and Realty America Group (1221 Coit Road), L.P. ("Realty"), an unaffiliated third party, are the limited partners. The purchase price for the transaction was determined through negotiations between the seller of the property, 98 CUSA Plano, L.P. (the "Seller"), an unaffiliated third party, Realty and Behringer Harvard Advisors II LP, the Registrant's general partner. In evaluating the Coit Property as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant creditworthiness, quality of tenants, lease terms, re-leasing probabilities, alternative uses of the property, price per square foot and occupancy. The Registrant's general partner believes that the Coit Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

        Behringer Harvard 1221 Coit LP was formed in July 2004. The initial capital contributions to the Coit Partnership were $4,500,000 from the Registrant and $500,000 from Realty. From time to time, the Coit Subsidiary as the general partner of the Coit Partnership may request additional capital contributions from the partners in the Coit Partnership. The Coit Subsidiary is authorized to make decisions and to act on behalf of the Coit Partnership in the ordinary course of business; however, certain major decisions (as defined in the limited partnership agreement) require approval by the limited partners holding sixty percent (60%) or more of the limited partnership interests.

        Distributions of cash from operations are to be made on a monthly basis to the partners until their capital account balances are reduced to zero, and then to the partners in their respective percentages (being 0.1% for the Coit Subsidiary, 89.9% for the Registrant, and 10% for Realty) until the partners have received distributions in the aggregate resulting in an internal rate of return of 25%. Thereafter, distributions of cash are to be made in the following percentages: 0.1% to the Coit Subsidiary, 62.9% to the Registrant, and 37% to Realty.

        On the Date of Acquisition, Realty and Peloton Real Estate Partners ("Peloton") were paid a brokerage fee equal to 1% of the contract purchase price for the Coit Property. Realty and Peloton have the right to act as listing agents at such time as the Coit Property is marketed for sale and to share equally in a market rate sales

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commission, which in no event shall exceed two percent (2%) of the gross sales proceeds received by the Registrant for the Coit Property.

        HPT Management Services, LP (the "Property Manager"), an affiliate of the Registrant, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Coit Property. Among other things, the Property Manager has the authority to negotiate and enter into leases of the property on behalf of the Partnership, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that the Partnership provide sufficient funds for the payment of operating expenses.

        As compensation, the Property Manager receives a property management fee equal to 4.5% of the monthly gross revenues (as defined in the Amended and Restated Property Management and Leasing Agreement dated June 2, 2003). The Property Manager has subcontracted certain of its on-site management services to Trammell Crow Services, Inc. The Partnership also pays an asset management fee to Behringer Harvard Advisors II LP of one-half of one percent of gross revenues from the Coit Property.

        The property, which was constructed around 1986, with major renovation in 1998, is 100% leased to one tenant, CompUSA, Inc. CompUSA, Inc. is a specialty retailer of technology and home entertainment products and services established in 1984 that leases approximately 105,030 square feet for a current monthly base rent of $129,712 through March, 2013, with the option to extend the lease for two further terms of 60 months each.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        The Registrant has fully guaranteed the Coit Loan. Under the guarantee the Registrant is required to maintain a net worth of $15 million and a debt to equity ratio of no more than 75%. In addition, under the guarantee obligations from the Coit Partnership to the Registrant are subordinated to the Coit Loan and the Registrant must comply with certain reporting obligations to the Coit Lender.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements of Businesses Acquired.

        Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before December 20, 2004, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

        (b) Pro Forma Financial Information.

        See Paragraph (a) above.

        (c) Exhibits.

        The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

                10.1 Agreement of Sale and Purchase between 98 CUSA Plano, L.P. and Realty America (1221 Coit Road), L.P.

                10.2 Reinstatement and First Amendment to Agreement of Sale and Purchase between 98 CUSA Plano, L.P. and Realty America Group (1221 Coit Road), LP

                10.3 Assignment of Agreement of Sale and Purchase by Realty America Group (1221 Coit Road), LP and Behringer Harvard 1221 Coit LP

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                10.4    Second Amendment to Agreement of Sale and Purchase
                        between 98 CUSA Plano, L.P. and Behringer Harvard 1221 Coit LP

                10.5 Agreement of Limited Partnership among Behringer Harvard 1221 Coit GP, LLC, Behringer Harvard Short-Term Opportunity Fund I LP and Realty America Group (1221 Coit Road), LP

                10.6 Loan Agreement between Washington Mutual Bank, FA and Behringer Harvard 1221 Coit LP

                10.7 Promissory Note made by Behringer Harvard 1221 Coit LP to Washington Mutual Bank, FA

                10.8 Deed of Trust and Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing by Behringer Harvard 1221 Coit LP in favor of Mark C. McElree, as trustee, and Washington Mutual Bank, FA

                10.9 Repayment Guaranty made by Behringer Harvard Short-Term Opportunity Fund I LP in favor of Washington Mutual Bank, FA




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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

                                        By: Behringer Harvard Advisors II LP
                                               Co-General Partner




Dated:  October 8, 2004                 By: /s/ Gary S. Bresky
                                           -------------------------------------
                                           Gary S. Bresky
                                           Chief Financial Officer and Treasurer





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